UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2011
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34776 (Commission File Number)	80-0554627 (I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 27, 2011, Oasis Petroleum Inc. (the “Company”) and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), in connection with an underwritten public offering of $400 million aggregate principal amount of the Company’s 6.5% Senior Notes due 2021 (the “Notes”). The issuance and sale of the Notes has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-175603), as amended, of the Company, filed with the Securities and Exchange Commission on July 15, 2011. Closing of the issuance and sale of the Notes is scheduled for November 10, 2011.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year (other than the Notes) for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities LLC.
Certain of the underwriters and affiliates of certain of the underwriters have provided, or may in the future provide, investment banking, commercial banking and other financial and advisory services to us and/or our affiliates, including underwriting and the provision of financial advice, and have received, or may in the future receive, customary fees and commissions for their services. Affiliates of certain of the underwriters are also lenders under our revolving credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters may hedge, their credit exposure to us consistent with their customary risk management policies.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On October 27, 2011, the Company issued a press release announcing the pricing of its public offering of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated October 27, 2011, by and among Oasis Petroleum Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

99.1	Pricing Press Release dated October 27, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)
Date: October 28, 2011	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated October 27, 2011, by and among Oasis Petroleum Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

99.1	Pricing Press Release dated October 27, 2011.